SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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NORDSTROM. INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2004

Dear Shareholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders on Tuesday, May 25, 2004, at 11:00 a.m., Pacific Daylight Time, to be held in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742.

In addition to the matters described in the Notice of Annual Meeting and Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a shareholder.

I hope you will be able to join us. We look forward to seeing you in Seattle.

Sincerely yours,

Blake W. Nordstrom

President

Nordstrom, Inc. 1617 Sixth Avenue Seattle, Washington 98101-1742

Notice of Annual Meeting of Shareholders	To the Shareholders of Nordstrom, Inc.:

The Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 25, 2004, at 11:00 a.m., Pacific Daylight Time, in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742 for the following purposes:

1. To elect eight directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. To approve the Nordstrom, Inc. 2004 Equity Incentive Plan;

3. To approve the Nordstrom, Inc. Executive Management Group Bonus Plan;

4. To ratify the appointment of the Company’s independent auditors; and

5. To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

Holders of shares of Common Stock of record at the close of business on March 17, 2004 are entitled to notice of, and to vote on, the matters that will be presented at the meeting. The Board recommends that shareholders vote FOR all of the proposals.

Shareholders are cordially invited to attend the meeting in person. Those who are hearing impaired or require other assistance should contact the Corporate Secretary’s office at 206-303-2541 regarding your requirements to participate in the meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the meeting, you are encouraged to vote.

By order of the Board of Directors,

David L. Mackie Vice President and Corporate Secretary Seattle, Washington April 15, 2004

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

You are receiving these materials because you are a shareholder of Nordstrom, Inc. and are entitled to receive notice of the Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What is the purpose of the Annual Meeting?

Corporate law requires shareholders to meet annually to elect directors and to make decisions about a limited number of other matters that only shareholders have the exclusive right to vote upon. In addition, at the Annual Meeting management reports on the performance of the Company and responds to questions from shareholders.

3.	What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card giving us your proxy, you will have designated D. Wayne Gittinger, a director, and David L. Mackie, a Vice President of the Company and the Corporate Secretary, as your proxies to vote your shares as directed.

4.	What is the purpose of the proxy statement?

The proxy statement provides information regarding matters to be voted on by shareholders at the Annual Meeting. The proxy statement also contains information that the Company is required to provide to shareholders by the Securities and Exchange Commission (SEC).

5.	What is the record date and what does it mean?

The record date for the 2004 Annual Meeting of Shareholders is March 17, 2004. Owners of the Company’s Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the meeting.

6.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the number of shares that must be present to conduct business at the Annual Meeting. The quorum requirement is a majority of the outstanding shares as of the record date, present in person or represented by proxy. There were 139,120,996 shares of Common Stock outstanding as of March 17, 2004.

If you submit a valid proxy card, voting instruction form, give proper instructions over the telephone or on the Internet, or attend the meeting in person, your shares will be counted to determine whether there is a quorum.

7.	Who can vote on matters to be presented at the Annual Meeting?

You can vote if you were a registered or beneficial shareholder at the close of business on the record date of March 17, 2004.

8.	What is the difference between a registered shareholder and a beneficial shareholder?

You are a registered shareholder if you have your stock certificate in your possession. If this is the case, you received your proxy materials directly from the Company. By voting your proxy card, you are authorizing and directing the individuals named as proxies in the proxy card how to vote your shares.

You are a beneficial shareholder if your ownership interest in the Company is held through a brokerage firm or bank account. If this is the case, the proxy materials were forwarded to you by your broker, bank or nominee, which is considered the shareholder of record with respect to the shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares.

9.	How many votes am I entitled to per share?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

10.	Who will count the vote?

ADP Investor Communication Services was appointed by the Board of Directors to tabulate the vote and act as inspector of election.

11.	How do I cast my vote?

Registered Shareholders: There are three ways you can cast your vote:

•	complete and properly sign the proxy card and return it to ADP in the postage paid envelope provided;

•	vote by telephone or on the Internet by following the instructions included on your proxy card; or

•	attend the meeting and deliver your completed proxy card in person.

Beneficial Shareholders: Your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. You may also vote in person at the Annual Meeting if you obtain a legal proxy from the institution holding your shares. Please contact the institution holding your shares for information.

Participants with shares invested in the 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy card and may be voted as instructed above. These shares will be voted by the Plan trustee, Putnam Fiduciary Trust Company, in accordance with your instructions. The Plan trustee will keep your voting instructions strictly confidential. If voting by mail, please allow sufficient time for the postal service to deliver your proxy before the meeting.

12.	What is the voting requirement to approve each of the proposals?

•	Election of Directors: The eight persons receiving the highest number of votes cast by the shares entitled to vote at the meeting will be elected.

•	All Other Proposals: All other proposals will be adopted if the votes cast in favor of the respective action exceed the votes cast against it.

13.	Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Any abstention or broker non-vote (a broker non-vote is explained in the answer to Question 16) will have the effect of voting against a nominee in the election of directors, but will have no effect on the remaining proposals to be considered at the meeting since these actions do not represent votes cast by shareholders.

14.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting.

You may do this by:

•	voting again on the Internet or by telephone prior to the meeting;

•	signing another proxy card with a later date and mailing it to ADP Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717, prior to the meeting; or

•	attending the meeting in person and casting a ballot.

15.	What does it mean if I receive more than one package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include accounts with our transfer agent; accounts holding shares that you have purchased under the Company’s 401(k) Plan & Profit Sharing, stock option or employee stock purchase plans; and/or with brokers or banks. Please vote all proxy cards and/or voting instruction forms that you receive with your proxy materials to ensure that all of your shares are voted.

16.	How are my shares voted if I do not return my proxy card?

Registered Shareholders: If you are a registered shareholder and do not return your voted proxy card, or if you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will not be voted.

Beneficial Shareholders: Your shares may be voted if they are held in the name of an institution (such as a brokerage firm or bank), even if you do not provide the institution with voting instructions. Brokerage firms and banks generally have the authority, under New York Stock Exchange rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The election of directors and the ratification of independent auditors of the Company are considered routine matters. The other proposals to be considered at this year’s Annual Meeting are not considered “routine” under the applicable rules. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to those proposals, the institution cannot vote the shares on that proposal. This is called a “broker non-vote.”

Participants with shares invested in the 401(k) Plan & Profit Sharing: If your vote of Common Stock held through the Company’s 401(k) Plan & Profit Sharing is not received by 2:00 p.m. Pacific Daylight Time on May 21, 2004, then the Plan trustee will vote the shares in your 401(k) Plan & Profit Sharing account at its discretion.

17.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

18.	May I propose actions for consideration at next year’s annual meeting of shareholders?

Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must receive your written proposal no later than December 16, 2004. You should be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, we must receive written notice of the proposal between January 26, 2005 and February 25, 2005, and it must contain information required by the Company’s Bylaws. Please refer to the Director Nominating Process section on page 23 of this proxy statement for more information.

19.	Can I receive future proxy materials online?

Yes. If you choose this option you will not receive paper copies of the proxy statement and annual report in the mail. Choosing this option will save the Company printing and mailing costs and may benefit the environment.

You may sign up to receive your proxy materials online at www.nordstrom.com. Go to Investor Relations, then E-Delivery of Proxy. If you are both a registered shareholder and a beneficial shareholder you must sign up for each category. Your choice to receive Internet distribution of your proxy materials will remain in effect until you cancel it.

20.	What are the costs of this proxy solicitation?

The Company will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to beneficial shareholders. The Company has engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies from brokers, banks, institutions and other fiduciaries by mail, telephone and fax for a fee not to exceed $9,000 plus reasonable out-of-pocket expenses. In addition, officers of the Company may solicit proxies in person or by mail, telephone, e-mail or fax.

21.	What if I have additional questions that are not addressed here?

You may call our Investor Relations department at 206-303-3200, e-mail our Investor Relations department at invrelations@nordstrom.com, or call the Office of the Corporate Secretary at 206-303-2542.

Proposals To Be Voted Upon

Proposal 1 Election of Directors	The Board of Directors recommends a vote FOR each nominee.
Eight directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until a successor has been duly elected and qualified. All of the nominees listed below are currently directors of the Company. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, which events are not anticipated, the persons named as proxies may vote for a person to be selected by the Board of Directors.

Information related to the director nominees as of March 17, 2004 is set forth below:

	Principal Occupation and Business	Director
Name and Age	Experience for Past Five Years	Since
D. Wayne Gittinger Age 71 (a)(b)	A shareholder in a corporation that is a partner in the law firm of Lane Powell Spears Lubersky LLP.	1971
Enrique Hernandez, Jr. Age 48	President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, and Co-Founder and Principal Partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences. Mr. Hernandez is also a director of McDonald’s Corporation, Wells Fargo & Company and Tribune Company.	1997
Jeanne P. Jackson Age 52	Founder and General Partner of MSP Capital, a consulting and investment firm. Former Chief Executive Officer of Walmart.com, an on-line retailer, former President and Chief Executive Officer of Banana Republic, a division of Gap, Inc., a retail clothing chain, and former President and Chief Executive Officer of Gap Inc. Direct, another division of Gap, Inc. Ms. Jackson is also a director of McDonald’s Corporation, Nike, Inc. and Williams-Sonoma, Inc.	2002
Bruce A. Nordstrom Age 70 (b)	Chairman of the Board of Directors of the Company.	1966
John N. Nordstrom Age 67 (b)	Retired (formerly Co-Chairman of the Board of Directors of the Company).	1966

	Principal Occupation and Business	Director
Name and Age	Experience for Past Five Years	Since
Alfred E. Osborne, Jr., Ph.D. Age 59	Senior Associate Dean, University of California at Los Angeles Anderson Graduate School of Management, and Faculty Director of the Harold Price Center for Entrepreneurial Studies, University of California at Los Angeles. Dr. Osborne is also a director of Equity Marketing, Inc., K2, Inc. and First Pacific Advisors New Income, Crescent and Capital Funds, and a trustee of the WM Group of Funds.	1987
William D. Ruckelshaus Age 71	A Strategic Director of Madrona Venture Group, an investment firm. Mr. Ruckelshaus is also a director of Cummins Engine Company and Weyerhaeuser Company. He was also a director of the Company from 1978 to 1983.	1985
Alison A. Winter Age 57	President for Northeast Personal Financial Services with The Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations. Former President for Midwest Personal Financial Services with The Northern Trust Corporation and former President and Chief Executive Officer of the Northern Trust of California.	2001
(a) D. Wayne Gittinger is a shareholder in a corporation that is a partner in the law firm of Lane Powell Spears Lubersky LLP, which rendered legal services to the Company during the fiscal year ended January 31, 2004.
(b) Bruce A. Nordstrom is a brother-in-law of D. Wayne Gittinger and a cousin of John N. Nordstrom. Bruce A. Nordstrom’s sons are Blake W. Nordstrom, the President of the Company, and Erik B. Nordstrom and Peter E. Nordstrom, each of whom is an Executive Vice President of the Company.

Proposal 2 Approval of the Nordstrom, Inc. 2004 Equity Incentive Plan	The Board of Directors recommends a vote FOR this proposal.

The Company has granted stock options to its employees since 1977 under the 1977, 1987 and 1997 stock plans. The 1977 and 1987 plans have expired and the 1997 plan may not have enough shares to cover anticipated grants for the next fiscal year. The shareholders are being asked to vote on a proposal to approve the adoption of the Nordstrom, Inc. 2004 Equity Incentive Plan (the “Incentive Plan”) to enable the Company to continue its practice of granting equity as one element of its compensation program. In addition, the new Incentive Plan will allow the Company to:

• issue different types of equity-based compensation including those intended to be “performance-based,” as described below;

• consolidate its main plan with the plan used to grant shares to outstanding sales performers; and

• update plan language to address developments since the last plan was adopted.

The Incentive Plan was approved by the Board of Directors on February 26, 2004 subject to the approval of the shareholders and will become effective upon its adoption by the shareholders. As stated above, the Company established the Incentive Plan as a successor to the 1997 Stock Option Plan (the “Prior Plan”).

The following is a summary of the Incentive Plan, a complete copy of which has been filed with the Securities and Exchange Commission as an appendix to this proxy statement and is available on the SEC’s website at www.sec.gov.

Participants

Eligible participants include:

• employees; and

• non-employee directors

Although the Incentive Plan is broad enough to cover all of the Company’s approximately 45,000 employees and employees of its subsidiaries, the Company estimates that there are approximately 1,500 persons who would currently be eligible to participate in the Incentive Plan.

Purposes

The purpose of the Incentive Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by:

• encouraging participants to focus on critical long-range objectives;

• encouraging the attraction and retention of employees and non-employee directors with exceptional qualifications; and

• linking those participants directly to shareholder interests through stock ownership.

Administration

The Compensation Committee of the Company’s Board of Directors will administer the Incentive Plan, except that it may also appoint a secondary Board committee or a senior executive officer to administer the Incentive Plan with respect to participants who are not considered executive officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Awards

The types of awards that may be made under the Incentive Plan are:

• options to purchase shares of Common Stock;

• stock appreciation rights;

• unrestricted shares of Common Stock;

• restricted shares of Common Stock;

• share units; and

• performance units.

Share Limits

There is a limit on the number of shares of Common Stock that may actually be granted pursuant to options, stock appreciation rights, unrestricted shares, restricted shares or share units awarded under the Incentive Plan. That aggregate number may not exceed:

• 6,185,476; plus

• the 2,814,524 shares that were available for issuance under the Prior Plan as of the record date.

There is a further sublimit on the number of unrestricted shares that may be granted under the Incentive Plan. That limit is 1,000,000.

There are also limits on the awards that may be granted under the Incentive Plan to any participant in a single fiscal year as follows:

• no participant may receive options to purchase more than 250,000 shares of the Company’s Common Stock;

• no participant may receive more than 250,000 stock appreciation rights;

• no participant may receive more than 50,000 unrestricted shares of Common Stock;

• no participant may receive more than 250,000 restricted shares;

• no participant may receive more than 250,000 share units; and

• no participant may receive more than $1 million in performance units.

Options

Options may be incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code or nonqualified stock options not designed to qualify for favorable tax treatment. Each option agreement will specify the date or event when all or any installment of the option is to become exercisable. The Company has historically granted options with a four-year vesting period. The option agreement will also specify the term of the option; provided that the term of an incentive stock option will in no event exceed 10 years from the date of grant. An option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service.

The exercise prices of options may not be less than 100% of the fair market value of Common Stock on the date of grant. Options may not be repriced.

At the Committee’s discretion, the exercise price of an option may be paid with:

• cash;

• cash equivalents;

• swapping outstanding shares of Common Stock;

• the cashless exercise method through a broker; and

• a pledge of shares to a broker.

Stock Appreciation Rights

The Committee may grant stock appreciation rights with such terms and conditions as may be determined by the Committee. Each grant will be evidenced by a stock appreciation rights agreement, which will specify the number of shares of Common Stock to which the right pertains. The agreement will also specify the exercise price, the date when all or any installment is to become exercisable and the term of the stock appreciation right. The agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. Stock appreciation rights may be awarded in combination with options, and such an award may provide that the stock appreciation rights will not be exercisable unless the related options are forfeited.

At the Committee’s discretion, upon exercise of a stock appreciation right, the participant (or any person having the right to exercise the right after his or her death) shall receive:

• cash;

• shares of Common Stock; or

• a combination of both.

The exercise prices of stock appreciation rights may not be less than 100% of the fair market value of Common Stock on the date of grant. Stock appreciation rights may not be repriced.

Unrestricted Shares

The Committee may grant up to 1,000,000 shares of Common Stock that have no restrictions. These shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Restricted Shares

The Committee may grant shares of restricted stock with such terms and conditions as the Committee may determine. These shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Each award of restricted shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the restricted stock agreement. If the only restriction on an award of restricted stock is vesting based on the lapse of time, the minimum period for full vesting shall be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described below.

The holders of restricted shares shall have the voting, dividend and other rights as set forth in their restricted stock agreement, and may have the same voting, dividend and other rights as the Company’s other shareholders.

Units

The Committee may grant share units and performance units with such terms and conditions as the Committee may determine. Share units are designated in shares of Common Stock and performance units are designated in a dollar amount of cash.

Each award of units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the unit agreement. If the only restriction on an award of units is vesting based on the lapse of time, the minimum period for full vesting shall be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described below.

The holders of units will have no voting rights. Prior to settlement or forfeiture, any share unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the share unit is outstanding. Dividend equivalents may be converted into additional share units. Settlement of dividend equivalents may be made in the form of:

• cash;

• shares of Common Stock; or

• a combination of both.

At the discretion of the Committee, settlement of vested units may be made in the form of:

• cash;

• shares of Common Stock (unrestricted or restricted shares); or

• any combination of both.

Performance Criteria/ Section 162(m)

Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.” In order to comply with the exemption from Section 162(m), awards that are intended to qualify as performance-based compensation to covered employees are subject to annual limits, as described above, and are conditioned on certain performance measures, as described below.

In order to be considered “qualified performance-based compensation,” restricted shares, share units or performance units will be subject to vesting that is based on the performance of the Company or a business unit of the Company for a specified period that equals or exceeds a target determined in advance by the Committee. Such target shall be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

• the Company’s shareholder return (as determined by the change in share price from the beginning of the measurement period to the end of the measurement period plus dividends paid during the measurement period) as compared to the Standard and Poor’s Retail Store Composite or other comparator group;

• the trading price of the Company’s Common Stock;

• the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities; or

• the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities.

The Committee shall identify such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied.

The descriptions of annual limits, the individuals eligible to participate in the Incentive Plan and this description of performance measures upon which awards may be conditioned are material terms of the Incentive Plan. Material terms are required to be disclosed to and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code.

Change in Control

Award agreements under the Incentive Plan may provide that the vesting and exercisability of the awards will accelerate upon a change in control or a later termination of service without cause. Upon a change in control, the Committee may also make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding awards.

Federal Income Tax Consequences

The tax consequences of the Incentive Plan are complex, and the following discussion deals only with general tax principles applicable to the Incentive Plan under federal law.

Incentive stock options are options which under certain circumstances and subject to certain tax restrictions have special tax benefits for employees under the Internal Revenue Code. Nonqualified stock options are options which do not receive such special tax treatment.

When the Committee grants an incentive stock option and when the participant exercises an incentive stock option and acquires Common Stock, the participant realizes no income and the Company can claim no deduction. (However, the differences between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the participant disposes of the stock before two years from grant or one year from exercise of the incentive stock option (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of:

• the spread between the option price and the fair market value of the stock at exercise (the spread), or

• the difference between the sale price and the exercise price.

If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain realized when the shares are sold will be treated as capital gain, and the Company will receive no corresponding tax deduction.

When the Committee grants a nonqualified stock option, the participant realizes no income and the Company can claim no deductions. On exercise of a nonqualified stock option, the participant realizes ordinary income to the extent of the spread and the Company can claim a tax deduction for the same amount.

When the Committee grants a stock appreciation right, the participant realizes no income and the Company can claim no deduction. The cash or the fair market value of stock received on a stock appreciation right exercise is taxed to the participant at ordinary income rates. The Company can claim a tax deduction in the same amount at such time.

Upon grant of unrestricted stock, the participant realizes ordinary income equal to the fair market value of the stock on the date of grant and the Company can generally claim a tax deduction for the same amount.

Grants of restricted stock are generally not taxable to participants at the time of grant and the Company generally claims no deduction at that time. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse, unless the participant elects, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Section 83 of the Internal Revenue Code. If the participant makes an election under Section 83, the Company receives a corresponding deduction. Any dividends received on restricted stock prior to the date the participant recognizes income on the stock are taxable compensation income when received and the Company is entitled to a corresponding tax deduction at such time.

The grant of stock units or performance units that are subject to performance measures does not generally result in taxable income to the participant. Following the completion of the performance period, the award is determined and paid or distributed. The full value paid or distributed is treated as ordinary income, and the Company is entitled to a corresponding tax deduction at such time.

New Plan Benefits

The Committee has full discretion to determine the number and amount of options, stock appreciation rights, unrestricted and restricted shares, and share units and performance units to be granted to participants, subject to the annual limitations described above. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the Incentive Plan are not presently determinable.

Term, Termination and Amendment

The Incentive Plan will remain in effect for a period of 10 years unless earlier terminated by the Board. The Board may, at any time and for any reason, amend the Incentive Plan. An amendment of the Plan will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

Proposal 3 Approval of the Nordstrom, Inc. Executive Management Group Bonus Plan	The Board of Directors recommends a vote FOR this proposal.

The Company has a Leadership Bonus Plan that has been in place for a number of years. Historically, members of the Executive Management Group were allowed to participate in that plan. The Executive Management Group is made up of the President, business unit presidents and Company leaders over other major organizational functions reporting to the President. The shareholders are being asked to vote on a proposal to approve the adoption of the Nordstrom, Inc. Executive Management Group Bonus Plan (the “Bonus Plan”) specifically for members of the Executive Management Group.

The reason that shareholders are being asked to approve the Bonus Plan is that Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers, unless it is “qualified performance-based compensation.” Shareholder approval of this proposal will allow the Company to deduct bonus amounts paid to all participants in the Bonus Plan.

The following is a summary of the Bonus Plan, a complete copy of which has been filed with the Securities and Exchange Commission as an appendix to this proxy statement and is available on the SEC’s website at www.sec.gov.

Participants

Eligibility is limited to employees in the Company’s Executive Management Group. The Executive Management Group currently consists of twelve officers of the Company.

Purpose

The Bonus Plan is designed to provide financial incentives to the members of the Executive Management Group to make significant, objectively measurable contributions to the overall performance and growth of the Company. The Bonus Plan also is intended to strengthen the Company’s ability to attract and retain members of the Executive Management Group. Finally, as discussed above, the Bonus Plan is designed to comply with Section 162(m) of the Internal Revenue Code, to enable the Company to obtain a tax deduction for awards paid under the Bonus Plan to executive officers whose compensation for the taxable year is in excess of $1 million.

Administration

The Compensation Committee of the Company’s Board of Directors will administer the Bonus Plan.

Performance Bonus Awards

The Compensation Committee will set the range of bonus awards for each participant, stated as a percentage of the participant’s base compensation. The participant’s actual bonus will depend on the degree to which the objective performance goals are achieved. The amount of the bonus will be objectively determinable.

Payment of any bonus earned will be made to the participant following the conclusion of the fiscal year or performance period in question upon the condition that the Compensation Committee has:

• certified in writing that the specified performance measures have been achieved; and

• reviewed and approved the bonus.

The bonus that will be paid to any executive officer under the Bonus Plan is not determinable at this time. However, the maximum bonus payable to any participant under the Bonus Plan is $3,000,000 in any single fiscal year of the Company. If a perform-

ance period is shorter than a full fiscal year, the maximum potential award to any one participant will be proportionately reduced. In order to receive an award under the Plan, participants must be employed by the Company on the last day of the performance period.

Form of Payment of Bonus

The normal form of bonus payments is cash. However, the Committee may either (a) pay, or (b) allow a participant to elect to receive, all or a portion of their bonus in the form of long-term incentive awards based on the Company’s Common Stock (“Incentive Awards”). The number of shares of Incentive Awards to be received by the participant shall be based on the fair market value of the Common Stock as of the deadline for making such election. Incentive Awards, including shares of Common Stock, will be issued under the Incentive Plan to the extent approved by the shareholders.

Performance Criteria/Section 162(m)

Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.” In order to comply with the exemption from Code Section 162(m), bonuses that are intended to qualify as performance-based compensation to covered employees are subject to the annual dollar limit, as described above, and are conditioned on certain performance measures, as described below.

In order to be considered “qualified performance-based compensation,” bonuses payable under the Bonus Plan will be conditioned on the achievement of objective performance measures. Such measures will be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

• the Company’s shareholder return (as determined by the change in share price from the beginning of the measurement period to the end of the measurement period plus dividends paid during the measurement period) as compared to the Standard and Poor’s Retail Store Composite or other comparator group;

• the trading price of the Company’s Common Stock;

• the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities; or

• the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities.

The Compensation Committee shall identify the performance measures not later than the 90th day of each performance period, and before 25% of such period has elapsed. The Compensation Committee shall certify in writing prior to payout that such performance measures and any other material terms were in fact satisfied.

The descriptions of annual limits, the individuals eligible to participate in the Bonus Plan and this description of performance measures upon which awards may be conditioned are material terms of the Bonus Plan required to be disclosed and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code.

Term, Termination and Amendment

The Bonus Plan will remain in effect for a period of 5 years unless earlier terminated by the Board. Any proposed amendment of the Plan will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

Proposal 4 Ratification of the Appointment of Independent Auditors	The Board of Directors recommends a vote FOR this proposal.

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Deloitte & Touche LLP (“Deloitte”) to be the Company’s auditors for the fiscal year ending January 29, 2005. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the shareholders of the Company. If the shareholders do not ratify the appointment of Deloitte, the appointment of independent public accountants will be reconsidered by the Board. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees. The Company paid the following fees to Deloitte for the fiscal years ended January 31, 2004 and 2003:

Fiscal Year Ended January 31:	2004	2003

Audit Fees	$1,083,490	$867,338
Audit-Related Fees	$166,686	$393,260
Tax Consulting Fees	$176,759	$212,018
Tax Compliance Fees	$24,363	$102,221
All Other Fees	$8,415	$103,185

	$1,459,713	$1,678,022

Audit fees primarily include services for verifying the consolidated financial statements of the Company and the separate financial statements of Nordstrom Credit, Inc., along with reviews of the interim financial information of the Company and Nordstrom Credit, Inc., and their respective Forms 10-K and 10-Q. Deloitte’s work on these two audits was performed by full time, regular employees and partners of Deloitte.

Audit-related fees in the current year include fees for Sarbanes-Oxley Section 404 related work and agreed upon and other procedures related to asset securitizations. Prior year numbers include fees for the audit of Nordstrom.com as well as agreed upon and other procedures related to asset securitizations.

Tax consulting and tax compliance fees in both the current year and prior year relate to foreign tax returns, foreign tax credit planning, and miscellaneous federal, state and local tax audits and tax planning projects.

In the current year, other fees primarily relate to actuarial reviews not performed for audit purposes. Prior year amounts primarily include consulting projects for Façonnable S.A.S.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Deloitte in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee on April 1, 2003. This policy describes the permitted audit, audit-related, tax, and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted such specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews, at each of its regularly scheduled meetings:

• a listing of approved services since its last review;

• a report summarizing the year-to-date services provided by the independent auditor, including fees paid for those services; and

• a projection for the current fiscal year of estimated fees.

In addition, the policy prohibits the Company from engaging the independent auditors for services billed on a contingent fee basis and from hiring at the Divisional Vice President level or higher current or former employees of the independent auditors who have not satisfied the statutory cooling-off period.

Other Matters	The Board of Directors knows of no other matters that will be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting pursuant to an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Board Committees	The members of the Board of Directors as of the date of this proxy statement, and the Committees of the Board on which they serve, are indicated below:

Corporate
Governance and
	Audit	Compensation	Nominating	Executive	Finance
Director	Committee	Committee	Committee	Committee	Committee
D. Wayne Gittinger				*	*
Enrique Hernandez, Jr.	**	*	*	**
Jeanne P. Jackson	*	*			*
John A. McMillan ‡					‡
Bruce A. Nordstrom				*
John N. Nordstrom					*
Alfred E. Osborne, Jr.	*	*	**
William D. Ruckelshaus	*	**	*
Alison A. Winter	*	*			**

*	Member

**	Chair

‡	Retiring effective as of the date of the Annual Meeting.

Audit Committee. The Board of Directors has affirmatively determined that all of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. While more than one member of our Audit Committee qualifies as an “audit committee financial expert” as that term is defined under Sarbanes-Oxley Section 407 and rules established by the SEC in furtherance of Section 407, Enrique Hernandez, Jr., is the designated “audit committee financial expert.” Furthermore, although Mr. Hernandez meets the current New York Stock Exchange regulatory requirements for accounting or related financial management expertise and the Board of Directors has determined that Mr. Hernandez is an “audit commit-

tee financial expert,” Mr. Hernandez is not professionally engaged in the practice of auditing or accounting and is not a technical expert in auditing or accounting.

During the past year there were four regularly scheduled meetings of the Audit Committee and six others conducted via teleconference. The charter of the Audit Committee is attached to this proxy statement as Appendix A and is available on the Company’s website at www.nordstrom.com. Go to Investor Relations, then Corporate Governance.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing and appraising the following:

• the accounting, auditing and financial reporting processes of the Company;

• the management of business and financial risk and the internal controls environment;

• the Company’s compliance with legal and regulatory requirements;

• the effectiveness and efficiency of operations;

• the integrity of the Company’s financial statements;

• reports resulting from the performance of audits by the independent auditor and the internal auditor;

• the qualifications, independence and performance of the Company’s independent auditors; and

• the performance of the Company’s internal audit function.

The Committee meets periodically with the independent auditors, management and the internal auditors to review accounting, auditing, internal accounting controls, financial reporting matters and compliance with laws and regulations. The Committee also meets privately with each of the independent auditors, the Chief Financial Officer and the internal auditors.

Compensation Committee. The Board of Directors has affirmatively determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The charter of the Compensation Committee may be obtained from the Office of the Corporate Secretary, 1700 7th Avenue, Seattle, Washington 98101-1742 and is available on the Company’s website at www.nordstrom.com. Go to Investor Relations, then Corporate Governance.

During the past year there were four regularly scheduled meetings of the Compensation Committee and three others conducted via teleconference. The Committee is responsible, subject to the approval of the Board of Directors when applicable, for the following:

• evaluating annually the Company’s goals and objectives relative to the Executive Management Group members’ compensation and evaluating the members’ performance in light of these goals and objectives. (The Executive Management Group includes the Named Executive Officers shown in the Summary Compensation Table on page 36 and other business unit presidents and Company leaders over other major organizational functions reporting to the President);

• conducting annual performance evaluations of the Company’s Executive Management Group members;

• establishing guidelines for a compensation strategy for executives and measuring the performance of the Executive Management Group members against these guidelines;

• reviewing and making recommendations to the Board of Directors regarding executives’ cash and equity-based compensation plans; and

• reviewing and approving any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Management Group members.

Corporate Governance and Nominating Committee. The Board of Directors has affirmatively determined that all of the members of the Corporate Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The charter of the Committee may be obtained from the Office of the Corporate Secretary, 1700 7th Avenue, Seattle, Washington 98101-1742 and is available on the Company’s website at www.nordstrom.com. Go to Investor Relations, then Corporate Governance.

During the past year the Corporate Governance and Nominating Committee held four regularly scheduled meetings. The Committee is responsible for:

• reviewing and recommending individuals to the Board of Directors for nomination as members of the Board of Directors and its Committees;

• reviewing possible conflicts of interest of Board members and the Company’s executive officers;

• developing and recommending to the Board of Directors corporate governance guidelines applicable to the Company;

• reviewing and administering the Company’s Code of Business Conduct and Ethics;

• designing and establishing a new director orientation program and a continuing director education program; and

• establishing succession procedures in the case of an emergency or the retirement of the President.

The Corporate Governance and Nominating Committee is also responsible for reviewing the overall performance of the President on an annual basis. The Committee recently completed that review, which included separate interviews of the President by each of the Committee members. Based on its evaluations, the Committee gave the President a very positive review.

Executive Committee. The Executive Committee has all of the authority of the Board of Directors when the Board of Directors is not in session, except to the extent the Committee’s authority is limited by the Committee’s charter, by Washington State law and by the Board of Directors’ resolution appointing the Executive Committee. The Committee did not hold any meetings during the past year and historically has only exercised its authority to act on behalf of the Board of Directors in limited circumstances. The charter of the Executive Committee may be obtained from the Office of the Corporate Secretary, 1700 7th Avenue, Seattle, Washington 98101-1742 and is available on the Company’s website at www.nordstrom.com. Go to Investor Relations, then Corporate Governance

Finance Committee. The charter of the Finance Committee may be obtained from the Office of the Corporate Secretary, 1700 7th Avenue, Seattle, Washington 98101-1742 and is available on the Company’s website at www.nordstrom.com. Go to Investor Relations, then Corporate Governance. During the past year the Finance Committee held four regularly scheduled meetings and one conducted via teleconference. The Committee is primarily responsible for:

• assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters; and

• reviewing the Company’s tax strategies, banking relationships, borrowing facilities and cash management, and relationships with rating agencies.

Board Meetings	During the past year, the Board of Directors held five meetings and Committees of the Board of Directors held a total of 26 meetings. Overall attendance at such meetings was 96%. Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during the year. Non-management members of the Board meet at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders	Although all members of the Board are expected to attend the Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. Each member of the Board has indicated their intent to attend the 2004 Annual Meeting of Shareholders. Shareholders are encouraged to direct any questions that they may have to the directors or management at that time. All members of the Board attended the 2003 Annual Meeting of Shareholders.

Lead Director/ Independent Presiding Director	Enrique Hernandez, Jr. has been the Company’s Lead Director since August 2000. As Lead Director, he plays an active role and devotes significant time and attention in advising the President and the Chairman of the Board of Directors on such matters as strategic direction, corporate governance and overall risk assessment. He also advises the President, the Chairman of the Board of Directors and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, and performs other duties that the Board of Directors may from time to time delegate to assist the Board of Directors in the fulfillment of its responsibilities. Mr. Hernandez also serves as the Company’s “presiding director” within the meaning of listing standards of the New York Stock Exchange. The primary responsibility of the presiding director is to preside over periodic executive sessions of the Board of Directors in which non-management directors and other members of Company management do not participate.

Director Nominating Process	The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board and the Lead Director, is responsible for identifying and recommending to the Board of Directors the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In nominating candidates, the Corporate Governance and Nominating Committee considers several factors, including but not limited to, judgment, skill, diversity, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee has not established any minimum qualifications for Committee-recommended nominees.

The Corporate Governance and Nominating Committee will consider the qualifications of director candidates put forth by shareholders. There are no differences in criteria used or the manner in which the Committee evaluates a nominee for director who is recommended by a shareholder. Director candidate recommendations by shareholders must be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Chairperson of the Corporate Governance and Nominating Committee, in care of the Corporate Secretary of the Company, 1700 7th Avenue, Seattle Washington 98101-1742 and indicate on the envelope “Corporate Governance and Nominating Committee.”

The notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of shareholders called for the election of directors. However, if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the annual meeting date was mailed to shareholders.

The notice must provide the following information for each proposed nominee who is not an incumbent director that the shareholder wishes to nominate:

• the name, age, business address and residence address of the person;

• the principal occupation or employment of the person;

• the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person; and

• any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations proxies for election of director pursuant to Section 14 of the Exchange Act and related rules and regulations.

The notice must also provide the following information about the shareholder giving the notice:

• the name and record address of the shareholder;

• the class or series and number of shares of capital stock of the corporation which are owned beneficially or by record by the shareholder;

• a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

• a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice; and

• any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and related rules and regulations.

The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No director candidates were recommended by our shareholders for election at the Annual Meeting.

Compensation of Directors	Directors are paid the following for their services:

• an annual award of Company Common Stock having a value of $45,000;

• a yearly cash retainer of $45,000;

• a fee of $1,500 for each Board of Directors meeting attended in person;

• a fee of $1,000 for each Board Committee meeting attended in person; and

• a fee of $500 for telephonic participation in Board of Director or Committee meetings.

In addition, Directors are paid the following yearly Committee retainers:

• the Audit Committee Chair and members are paid a yearly retainer of $5,000 and $2,500, respectively;

• the Compensation Committee Chair and members are paid a yearly retainer of $5,000 and $2,500, respectively;

• the Corporate Governance and Nominating Committee Chair and members are paid a yearly retainer of $3,000 and $1,500, respectively; and

• the Finance Committee Chair and members are paid a yearly retainer of $3,000 and $1,500, respectively.

Directors are also reimbursed for reasonable travel expenses for attending Board and Committee meetings, and all directors and their spouses and eligible children may participate in the Company’s merchandise discount program

Directors may elect to defer all or a part of their directors’ fees under an arrangement that provides for the investment of such fees in interest- bearing accounts. Directors may also defer all or a part of their annual stock awards.

Enrique Hernandez, Jr. has been the Company’s Lead Director since August 2000. As described above, Mr. Hernandez devotes significant time and attention in performing the duties required of the Lead Director. For his continued services as Lead Director, in addition to the amounts set forth above, Mr. Hernandez was granted an option to purchase 12,500 shares of the Company’s Common Stock on March 31, 2004 under the 2002 Nonemployee Director Stock Incentive Plan at the closing price of the Common Stock on that date. The option is fully vested and exercisable and has a ten-year term.

Mr. Hernandez was also allowed to use a Company airplane up to four times a year for domestic travel. The value of this benefit during the past year was $46,900. Mr. Hernandez was responsible for all income taxes associated with this benefit. The Board of Directors and Mr. Hernandez have determined that this benefit will not be provided in the future.

Communications with Directors	Shareholders may communicate with directors by contacting the Office of the Corporate Secretary at (206) 303-4401 or by mail at 1700 7th Avenue, Seattle, Washington 98101-1742. The Office of the Corporate Secretary will relay the question or message to the specific director with whom the shareholder wants to communicate. If no specific director is requested, the Office of the Corporate Secretary will relay the question or message to the Chairman of the Board.

Code of Business Conduct and Ethics	The Company has adopted a Code of Business Conduct and Ethics that applies to all Company employees, officers and directors. A copy may be obtained from the Office of the Corporate Secretary, 1700 7th Avenue, Seattle, Washington 98101-1742 and is available on the Company’s website at www.nordstrom.com. Go to Investor Relations, then Corporate Governance.

Corporate Governance Guidelines	The Company has adopted Corporate Governance Guidelines. A copy may be obtained from the Office of the Corporate Secretary, 1700 7th Avenue, Seattle, Washington 98101-1742 and is available on the Company’s website www.nordstrom.com. Go to Investor Relations, then Corporate Governance.

Audit Committee Report	Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte reports to the Company’s Audit Committee, and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The independent auditors and the Company’s internal auditors have full access to the Audit Committee. These auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters.

The Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended January 31, 2004 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following:

• its review of the Company’s audited consolidated financial statements;

• its review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

• its review of the Company’s disclosure committee practices and the certificates prepared each quarter in accordance with Sarbanes-Oxley Sections 302 and 906;

• its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative treatments,

• its receipt of management representations that the company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

• its discussions with outside legal counsel regarding contingent liabilities; and

• its receipt of the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and its discussions with the independent auditors regarding their independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 89, (Audit Adjustments) and SAS No. 90 (Audit Committee Communications), and other matters, including Rule 2-07 of SEC Regulation S-X.

The Audit Committee also recommended to the Board of Directors that Deloitte be appointed the Company’s auditors for the fiscal year ending January 29, 2005.

AUDIT COMMITTEE Enrique Hernandez, Jr., Chair Jeanne P. Jackson Alfred E. Osborne, Jr. William D. Ruckelshaus Alison A. Winter

Compensation Committee Report	The Committee is responsible for reviewing and approving the compensation program and compensation paid to the President and the Executive Management Group. The Executive Management Group includes the Named Executive Officers shown in the Summary Compensation Table on page 36 and other business unit presidents and Company leaders over other major organizational functions reporting to the President.

Guiding Principles and the Total Compensation Package

Compensation for the President and Executive Management Group is based on several guiding principles:

• motivate leaders to achieve meaningful results on an individual and organizational basis that is best for the Company;

• reward leaders in ways that make sense for our shareholders, our business and our culture; and

• give thoughtful consideration to market practices as one factor in making total compensation decisions.

The Committee relies on these principles to oversee the compensation program and its three primary components of:

• base salary;

• annual cash bonus; and

• long-term incentives.

Within these components, the greatest emphasis is on cash bonus and incentive compensation that must be earned each year through performance. The remainder of the total compensation package for the President and Executive Management Group is made up of offerings that are available to varying levels of Company leadership as well as those available to all eligible employees within the Company.

For Named Executive Officers
and others at varying	For all eligible Nordstrom
leadership levels	employees
• enhanced disability coverage, life insurance, and reimbursement for selected medical coverage.

• opportunity to defer base salary or cash bonus into Executive Deferred Compensation Plan with choice of indexed funds. Does not include Company match.

• reimbursement for limited annual financial planning services.

• Company/employee cost sharing for parking expenses.

• supplemental retirement benefits and Company/ employee cost sharing for retiree medical expenses	• 401(k) Plan with Company match.

• annual profit sharing.

• employee stock purchase plan.

• other Company-provided benefits including life insurance; disability insurance; adoption assistance; employee and family counseling; education and referral services; merchandise discount; paid time off; and paid holidays.

• Company/employee cost sharing benefits including medical, dental and vision coverage.

• other optional benefits including disability insurance; life insurance; legal services; home and auto insurance; pre-tax spending accounts; long-term care coverage; and accidental disability and dismemberment insurance.

Compensation Components

Base salary. Each year, the Committee begins its review of base salary by identifying pay levels for similar roles in specialty retail and other comparable industries. From here, the Committee considers the scope of responsibilities and the value added by the leader throughout the year. Except for promotional increases, any pay changes are effective April 1 of the new fiscal year.

Because the emphasis within the compensation package is on pay for performance, base salaries are targeted at median market levels. The exception here is the President’s base salary which, at his request, is currently below the pay for similar roles in other specialty retailers.

For fiscal year 2003, the Committee supported the President’s request to leave his base salary unchanged at $700,000 and to focus his compensation on cash bonus and long-term incentives that pay solely on performance.

Annual cash bonus. The President and Executive Management Group receive cash awards when pre-determined performance measures are achieved. The Committee approves the measures and targeted bonus opportunity each year after reviewing the Company’s strategic objectives, market pay information for similar roles in other organizations, and potential awards in context of the other compensation components.

Because greater emphasis is given to performance related compensation, the targeted cash awards generally exceed median of the market with the exception of the President whose targeted bonus opportunity is below those in similar roles in other organizations.

The fiscal year 2003 annual bonus measure for the President was based 100% on Company earnings before taxes. Measures for the Executive Management Group were generally based 75% on Company earnings before taxes with the remaining 25% based on related business unit performance such as net income, sales or expense and other strategic priorities.

The President’s targeted bonus opportunity was 75% of base salary with a maximum payout of 2.5 times target (187.5% of base salary). The Executive Management Group target bonus opportunity was 60% of base salary with a maximum payout of 2.5 times target (150% of base salary).

For fiscal year 2003, the Committee accepted the President’s recommendation that if Company performance reached a designated level on the earnings before taxes bonus measure that a portion of the resulting cash payout for the President and Executive Management Group members be granted in restricted stock. The grant was intended to support the new Stock Ownership Guidelines approved by the Board of Directors for implementation in fiscal year 2004 and to reinforce the alignment between personal and shareholder interests. The shares carry a six-month, no-transferability restriction.

The Company reported outstanding results for the 2003 fiscal year. Comparable store sales and gross margin performance were the best in the last ten years. Expenses improved on a percent to sales basis for the third consecutive year without diminishing the customer experience. Our shareholders gained value through a 118% year over year increase in stock price and 120% gain in market capitalization.

This strong Company performance resulted in a cash bonus for the President of $787,500 and restricted stock in the amount of $525,000 for a total of $1,312,500. This amount represented the maximum payout allowable.

Long-term incentives. Long-term incentives in the form of stock options and performance share units deliver financial rewards to Company leaders when the stock price increases. The targeted value of the annual grant varies by position and is expressed as a percentage of base pay.

In establishing these percentages, the Committee reviews competitive practices for similar jobs in specialty retail and general industry as well as potential rewards in the context of the other compensation components. The targeted long-term incentive values are intended to approximate median of the market with the exception of the President. At his request, the targeted long-term incentive opportunity is below that for similar roles in other organizations.

For fiscal year 2003, the targeted long-term incentive value for the President was 150% of base salary. The Committee supported the President’s recommendation to grant him half of that amount. The targeted long-term incentive value for the Executive Management Group ranged from 90% to 125% of base salary.

The Committee used these targeted values to grant long-term incentives under the 1997 Stock Option Plan to the President in the following proportions:

• 75% of the President’s targeted long-term incentive value was granted in the form of an option to purchase 43,750 shares of Nordstrom stock. The grant price was at fair market value and options vest equally over a 4-year period with a 10-year term. The Stock Option Plan does not allow for repricing, grants below market value or cash dividend payments on options.

• 25% of the President’s targeted long-term incentive value was granted in 9,722 performance share units. The units vest after a 3-year period only when the Company’s total shareholder return (growth in stock price) is positive and outperforms companies in a pre-defined group of 11 retail peers. The vesting period runs February 1, 2003 through January 31, 2006.

The percentage of units vested varies depending on the ranking position at the end of the 3-year period. A rank of 7th – 12th results in 0% vesting; 5th or 6th ranking results in 75% vesting; 4th ranking results in 85% vesting; 3rd ranking results in 100% vesting; and 1st or 2nd ranking results in 125% vesting such that a premium is added to the original number of units granted. Vested units are paid in cash or shares of the Company’s common stock at the election of the participant.

Overall, the President received less than 2% of all stock options and performance share units granted in fiscal year 2003.

Total shareholder return for the performance share units granted in 2001 and ending their 3-year cycle in January 2004 was very strong, outranking all other companies in the peer group. As a result, the units granted to the President and other participating employees were earned at 125% of the original number of units granted. The President elected his 2001 vested performance share units to be paid solely in stock.

When base salary, annual bonus and long-term incentives are combined, the targeted total compensation is intended to align with market median and exceed that level through pay for performance when warranted by results. The President’s total compensation remains the exception in its position below levels for similar roles in retail.

Internal Revenue Code Section 162(m)

As described in connection with the shareholder proposals elsewhere in this proxy statement, Section 162(m) disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive officer. The statue exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. We have recommended that both the

Incentive Plan and the Bonus Plan be submitted to shareholders for approval so that as much of our compensation as possible is structured in a way that satisfies those requirements.

COMPENSATION COMMITTEE
William D. Ruckelshaus, Chair Enrique Hernandez, Jr. Jeanne P. Jackson Alfred E. Osborne, Jr. Alison A. Winter

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership and Guidelines	In order to align their interests with the interests of our shareholders, the Company encourages ownership of Nordstrom stock by its directors, officers and employees. We do this in a number of ways, including:

• paying directors one half of their yearly retainer in shares of the Company’s Common Stock;

• making stock options and other equity-based awards under the Company’s stock plans a significant portion of each executive’s compensation;

• providing the opportunity for employees to purchase the Company’s Common Stock under the Company’s Employee Stock Purchase Plan;

• providing the opportunity for employees to invest in the Company’s Common Stock under the Company’s 401(k) Plan & Profit Sharing; and

• this past year, by paying a portion of the bonus for Executive Management Group members in restricted stock.

More importantly, we have adopted very specific stock ownership guidelines for our directors and for our executives.

The Director Stock Ownership Policy requires each director, within five years of joining the Board, to own the Company’s Common Stock having a value of three times the annual director stock award and cash retainer fee (currently totaling approximately $270,000).

The Executive Stock Ownership Guidelines apply to the approximately 100 most senior-level leaders in the Company. The individuals have five years to accumulate a targeted number of shares of the Company’s Common Stock having a value established through a multiple of base salary as of April 1, 2004. The multiples of base salary are:

• six times for the President;

• three times for the President Full-line Stores, Executive Vice President Full-line Stores and the Chief Financial Officer;

• two times for the Chief Administrative Officer, business unit Presidents and heads of major organizational functions reporting to the President; and

• one times for next level of leadership (titles vary)

Table of Beneficial Ownership	The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of the Company’s Common Stock, by our directors, by the Named Executive Officers, and by all directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 17, 2004.

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Ownership

Dodge & Cox	15,209,297	(a)	10.93%
One Sansome St., 35th Floor
San Francisco, California 94104-4436
Bruce A. Nordstrom	10,775,558	(b)	7.75%
c/o 1617 Sixth Avenue
Seattle, Washington 98101-1742
D. Wayne Gittinger	10,504,004	(c)	7.55%
1420 Fifth Avenue, Suite 4100
Seattle, Washington 98101-2338
John N. Nordstrom	4,947,239	(d)	3.56%
Blake W. Nordstrom	1,258,875	(e)	*
Erik B. Nordstrom	1,150,168	(f)
Peter E. Nordstrom	1,063,763	(g)	*
John A. McMillan	318,024		*
James R. O’Neal	89,554	(h)	*
Michael G. Koppel	85,418	(i)	*
Enrique Hernandez, Jr.	21,449	(j)	*
William D. Ruckelshaus	21,027	(k)	*
Alfred E. Osborne, Jr.	15,877	(l)	*
Alison A. Winter	14,574	(m)	*
Jeanne P. Jackson	3,766		*
Directors and executive officers as a group (22 persons)	30,714,363	(n)	21.92%

*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Based on an amended Schedule 13G filed on February 17, 2004 pursuant to the Exchange Act, which indicates that Dodge & Cox has sole investment power with respect to all of these shares, sole voting power with respect to 14,288,547 shares and shared voting power with respect to 167,000 shares.

(b)	Includes:
• 6,430,363 shares owned by him directly;
• 1,527 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors;
• 98,388 shares owned by his wife individually; and
• 4,245,280 shares held by trusts of which he is a trustee and beneficiary.

Does not include:
• 3,485,564 shares held by trusts of which he is a co-trustee.

(c)	Includes:
• 32,371 shares owned by him directly;
• 6,942,075 shares owned by his wife individually;
• 1,198 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing;
• 777,600 shares held by a trust of which his wife is a trustee and beneficiary; and
• 2,750,760 shares held by a trust of which his wife is the beneficiary.

(d)	Includes:
• 1,290,428 shares owned by him directly;
• 162,294 shares owned by his wife individually;
• 4,012 shares held by trusts of which he is the trustee; and
• 3,490,505 shares held by the John N. Nordstrom Interests, L.P. of which he is a general partner. He disclaims beneficial ownership of the shares held by the John N. Nordstrom Interests, L.P. that exceed the greater of his proportionate interest in the profits or capital account of the partnership.

Does not include:
• 10,000 shares held by the estate of Katharine J. Nordstrom of which he is the executor.

(e)	Includes:
• 793,360 shares owned by him directly;
• 28,035 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
• 223,073 shares that may be acquired by him through stock options exercisable through May 14, 2004;
• 184,784 shares owned by his wife individually;
• 23,636 shares held by trusts of which he is a trustee; and
• 5,987 shares held in a custodial account of which he is the custodian.

(f)	Includes:
• 947,333 shares owned by him directly;
• 7,564 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
• 147,157 shares that may be acquired by him through stock options exercisable through May 14, 2004;
• 17,280 shares owned by his wife individually; and
• 30,834 shares held by trusts of which he is the trustee.

Does not include:
• 25,615 shares held by trusts of which he is the trustee.

(g)	Includes:
• 982,654 shares owned by him directly;

• 8,692 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
• 72,417 shares that may be acquired by him through stock options exercisable through May 14, 2004,

Does not include:
• 30,770 shares held by trusts of which he is the trustee.

(h)	Includes:
• 4,754 shares owned by him directly;
• 3,687 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
• 57,159 shares that may be acquired by him through stock options exercisable through May 14, 2004;
• 648 shares owned by his wife directly;
• 898 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing; and
• 22,408 shares that may be acquired by his wife through stock options exercisable through May 14, 2004.

(i)	Includes:
• 8,774 shares owned by him directly;
• 10,539 stock units held under the Executive Deferred Compensation Plan; and
• 66,105 shares that may be acquired by him through stock options exercisable through May 14, 2004.

(j)	Includes:
• 6,273 shares owned by him directly;
• 2,676 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors; and
• 12,500 shares that may be acquired by him through a currently exercisable stock option.

Does not include:
• 100,000 stock appreciation units granted under the Directors Deferred Compensation Plan, each of which is convertible at any time upon his election or when he ceases to be a member of the Board of Directors, into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock appreciation unit was awarded and the value of a share of Common Stock on the date the stock appreciation unit is converted.

(k)	Includes:
• 18,351 shares owned by him directly; and
• 2,676 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors.

(l)	Includes:
• 10,051 shares owned by him directly;
• 2,676 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors;
• 600 shares held by his wife;

• 150 shares held by his wife as trustee for the benefit of child; and
• 2,400 shares held by a corporation of which he is the sole shareholder.

(m)	Includes:
• 5,274 shares owned by her directly;
• 9,000 shares held by a trust of which she and her spouse are trustees and beneficiaries;
• 100 shares held by her son in an account over which she shares investment power;
• 100 shares held by her daughter in an account over which she shares investment power; and
• 100 shares held by her husband in a retirement account over which she shares investment power.

(n)	Includes:
• 3,490,505 shares held by the John N. Nordstrom Interests, L.P.;
• 9,555 stock units held by participating directors under the Directors’ Deferred Compensation Plan;
• 19,570 stock units held by participating executive officers under the Executive Deferred Compensation Plan;
• 59,499 shares held by participating executive officers in the Company’s 401(k) Plan & Profit Sharing;
• 984,018 shares that may be acquired by the directors and executive officers as a group through stock options exercisable through May 14, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance	Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 31, 2004 all of our directors and executive officers complied with the filing requirements of Section 16(a) of the Exchange Act, with the exception of (due to administrative errors on the part of the Company): Enrique Hernandez, Jr., Alfred E. Osborne, Jr., William D. Ruckelshaus and former director Stephanie M. Shern, who all filed late reports relating to the deferral of their respective annual stock awards and three subsequent dividends paid in the form of stock units on such deferred stock award; Bruce A. Nordstrom, who filed one report late relating to the deferral of a portion of his annual director stock award; Jack A. McMillan, who filed one report late relating to the reinvestment of two dividend payments into Company Common Stock; Geevy Thomas, who filed one report late relating to the exercise and same day sale of a stock option; and Laurie M. Black and James R. O’Neal, each of whom filed one report late relating to an intra-fund transfer in the 401(k) Plan & Profit Sharing into Company Common Stock.

Compensation of Executive Officers

Summary Compensation Table	The following table summarizes compensation paid or accrued by the Company for services rendered by the President and the four other most highly compensated executive officers (Named Executive Officers) for the periods indicated:

	Annual Compensation					Long-Term Compensation

						Value of	Number of
Name and Principal	Fiscal				Other Annual	Performance	Stock	LTIP	Other Annual
Position	Year(a)	Salary	Bonus		Compensation(c)	Shares(d)	Options	Payouts(e)	Compensation(f)

Blake W. Nordstrom	2003	$700,000	$1,312,500	(b)	$0	$172,079	43,750	$773,719	$15,050
President	2002	$683,333	$975,000		$0	$300,009	53,233	$0	$10,931
	2001	$580,000	$0		$1,491	$299,250	81,579	$0	$31,108

Peter E. Nordstrom	2003	$397,833	$600,000	(b)	$0	$183,779	46,722	$451,361	$14,597
Executive Vice	2002	$370,833	$264,600		$0	$175,009	31,053	$0	$25,738
President	2001	$344,167	$0		$0	$174,572	41,447	$0	$34,776

Erik B. Nordstrom	2003	$395,333	$600,000	(b)	$0	$183,779	46,722	$226,958	$14,593
Executive Vice	2002	$355,000	$254,016		$0	$87,999	15,615	$0	$25,671
President	2001	$345,354	$45,000		$0	$87,780	20,842	$0	$42,036

Michael G. Koppel	2003	$381,167	$577,500	(b)	$431	$171,513	43,607	$419,085	$12,749
Executive Vice	2002	$345,833	$350,700		$459	$162,507	28,835	$0	$25,215
President	2001 (g)	$294,792	$78,300		$2,486	$156,608	48,487	$0	$23,249

James R. O’Neal	2003	$360,333	$547,500	(b)	$0	$132,644	33,721	$223,519	$14,781
Executive Vice	2002	$325,000	$418,716		$102,501	$162,507	28,835	$0	$187,736
President	2001	$319,583	$34,320		$116,531	$86,450	20,526	$0	$187,987

(a)	The fiscal year of the Company ends January 31 of the following year.

(b)	A portion of the Named Executive Officers’ 2003 cash bonus was paid in restricted stock in support of new stock ownership guidelines intended to align the executives’ interests with the interests of shareholders. The value of the restricted stock was determined on a dollar for dollar exchange based on the closing price of the Company’s Common Stock on February 25, 2004, the date of the Company’s annual stock grant, with no premium or discount.

(c)	Other Annual Compensation includes amounts reimbursed for the payment of taxes resulting from the receipt of relocation, financial planning or medical benefits.

(d)	These amounts represent the value of performance share units granted to the Named Executive Officers on February 27, 2001, February 25, 2002 and February 18, 2003 (valued as of those dates, respectively). The performance share units vest on January 31, approximately three years following the date of grant to the extent that the Company’s total shareholder return exceeds that of a pre-defined retail peer group. The terms of the performance share units are described in the Compensation Committee Report. The remaining performance share units (assuming full vesting) would be valued as follows as of January 31, 2004:

Blake W. Nordstrom:	$1,832,441
Peter E. Nordstrom:	$1,300,437
Erik B. Nordstrom:	$907,476
Michael G. Koppel:	$1,209,890
James R. O’Neal:	$906,455

(e)	Performance share units granted February 27, 2001 vested at 125% of target on January 31, 2004 based on performance relative to the pre-defined retail peer group. The units are valued here in cash, but may have been elected in stock at an equivalent value.

(f)	All Other Compensation for the fiscal year ended January 31, 2004 include the following:

Profit Sharing benefits: Blake W. Nordstrom: $6,059; Peter E. Nordstrom: $6,059; Erik B. Nordstrom: $6,059; Michael G. Koppel: $4,040; James R. O’Neal: $6,059.

401(k) Plan Company match: Blake W. Nordstrom: $8,000; Peter E. Nordstrom: $8,000; Erik B. Nordstrom: $8,000; Michael G. Koppel: $8,000; James R. O’Neal: $8,000.

Premiums on excess term life insurance: Blake W. Nordstrom: $991; Peter E. Nordstrom: $538; Erik B. Nordstrom: $534; Michael G. Koppel: $709; James R. O’Neal: $722.

Relocation Expenses: James R. O’Neal, $162,031 for relocation from Virginia to Washington in 2002 and $163,473 for relocation from California to Virginia in 2001.

(g)	Michael G. Koppel has served as an Executive Vice President since May 16, 2001. Prior to that date he served as a Vice President.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements	The Company does not have any employment contracts with any of the Named Executive Officers.

Under the Nordstrom, Inc. Separation Program for Key Management Employees, Named Executive Officers are entitled to a maximum cash separation payment equal to two years of their annual salary upon termination of employment by the Company without cause. This cash separation payment will be reduced by the benefit provided the Named Executive Officer under the Supplemental Executive Retirement Plan (without regard to any offset for Company matching or profit sharing contributions). Benefits under this plan also include continued medical benefits, for which the participant is required to contribute, and outplacement services. In order to receive these benefits, a Named Executive Officer must affirmatively elect to participate and release the Company from any claims he or she may have.

The President has elected not to receive any potential separation benefits under the Nordstrom, Inc. Separation Program for Key Management Employees upon termination.

Other than mentioned elsewhere in this proxy statement in connection with specific benefit plans, the Company does not provide any benefits upon a change in control of the Company.

Option Grants	The following table reports information concerning option grants during the fiscal year ended January 31, 2004 to the Named Executive Officers:

					Potential
					Realizable
					Value at Assumed
					Annual Rates of
		Percent of			Stock Price
		Total Options			Appreciation
	Number of	Granted to	Exercise or		for Option Terms
	Options	Employees in	Base Price
Name	Granted(a)	Fiscal Year	Per Share	Expiration Date	5%	10%

Blake W. Nordstrom	43,750 (b)	1.61%	$17.70	3/5/2013	$487,000	$1,234,154
Peter E. Nordstrom	46,722	1.72%	$17.70	2/18/2013	$520,083	$1,317,992
Erik B. Nordstrom	46,722	1.72%	$17.70	2/18/2013	$520,083	$1,317,992
Michael G. Koppel	43,607	1.61%	$17.70	2/18/2013	$485,408	$1,230,120
James R. O’Neal	33,721	1.24%	$17.70	2/18/2013	$375,363	$951,244

(a)	Options were granted at the fair market value of the Company’s Common Stock on February 18, 2003, the date of the grant. These options vest and become exercisable in four equal annual installments beginning one year from the date of grant. To the extent not already exercisable, options generally become exercisable upon a sale of the Company or substantially all of its assets.

(b)	Option was granted at the higher of the fair market value of the Company’s Common Stock on February 18, 2003 (the day of the Company’s annual grant) or March 5, 2003 (the date of the President’s grant).

Option Exercises and Year End Value Table	The following table sets forth information concerning option exercises and the value of options held at January 31, 2004, by the Named Executive Officers:

					Dollar Value of
			Number of Unexercised		Unexercised, In-the-Money
	Number of		Options Held at		Options held at
	Shares		January 31, 2004		January 31, 2004(b)
	Acquired on	Dollar Value
Name	Exercise	Realized(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

Blake W. Nordstrom	2,732	$8,578	175,852	166,644	$2,144,070	$2,802,304
Peter E. Nordstrom	2,836	$8,250	114,188	131,681	$964,854	$2,204,996
Erik B. Nordstrom	2,092	$6,015	129,618	109,800	$1,281,302	$1,834,448
Michael G. Koppel	0	$0	41,911	100,071	$753,168	$1,858,022
James R. O’Neal	0	$0	65,510	78,831	$709,198	$1,403,067

(a)	Dollar value is based on the market value of the Company’s Common Stock on the date of exercise minus the exercise price.

(b)	Dollar value is based on the market value of the Company’s Common Stock on January 31, 2004, minus the exercise price.

Pension Plan Table	The table below shows the estimated annual Supplemental Executive Retirement Plan (SERP) benefits payable to each of the Named Executive Officers upon normal retirement at age 58.

	Years of Service
Average Reported
Base Salary and
Cash Bonus	10	15	20	25

$500,000	$80,000	$120,000	$160,000	$200,000
$550,000	$88,000	$132,000	$176,000	$220,000
$600,000	$96,000	$144,000	$192,000	$240,000
$650,000	$104,000	$156,000	$208,000	$260,000
$700,000	$112,000	$168,000	$224,000	$280,000
$750,000	$120,000	$180,000	$240,000	$300,000
$800,000	$128,000	$192,000	$256,000	$320,000
$850,000	$136,000	$204,000	$272,000	$340,000
$900,000	$144,000	$216,000	$288,000	$360,000
$950,000	$152,000	$228,000	$304,000	$380,000
$1,000,000	$160,000	$240,000	$320,000	$400,000
$1,050,000	$168,000	$252,000	$336,000	$420,000
$1,100,000	$176,000	$264,000	$352,000	$440,000
$1,150,000	$184,000	$276,000	$368,000	$460,000
$1,200,000	$192,000	$288,000	$384,000	$480,000
$1,250,000	$200,000	$300,000	$400,000	$500,000
$1,300,000	$208,000	$312,000	$456,000	$520,000
$1,350,000	$216,000	$324,000	$432,000	$540,000
$1,400,000	$224,000	$336,000	$448,000	$560,000
$1,450,000	$232,000	$348,000	$464,000	$580,000

The SERP benefit is a percentage of final average pay based on age and years of service at time of retirement. Pay is defined as base salary and annual cash bonus. Final average pay represents the highest thirty-six months over the final sixty months of employment or the entire period of service after age 53, whichever is longer. For purposes of reporting, the estimated benefit reflected here is based on pay as shown for the three years in the Summary Compensation Table.

As of August 2003 the target SERP benefit is 40% of final average pay calculated as 1.6% for each year up to a maximum of 25 years. The benefit is reduced 10% for each year that age is less than 58. There is no offset for Social Security. The annual SERP benefit is paid upon retirement with a 50% annuity paid to the survivor upon the executive’s death.

The Board of Directors approved a transitional SERP benefit for James R. O’Neal and other eligible executives that bridges the benefit under the prior and current plans. The transitional benefit will allow Mr. O’Neal to receive a SERP benefit that is the greater of the benefit described above or under the previous SERP Plan. The previous Plan has a target benefit of 60% of final average pay calculated as 2.4% for each year up to a maximum of 25 years. The normal retirement age is 60. The benefit is reduced by 3% for each year that age plus years of service at time of retirement is less than 75. The benefit is offset by Company contributions under the 401(k) Plan & Profit Sharing. There is no offset for Social Security. Since the SERP is unfunded, the Company will contribute any additional amounts necessary to fully fund the SERP benefit.

In the event of a change in control, eligible executives will become 100% vested in their accrued SERP benefit.

The credited years of service to the Company for the Named Executive Officers are:

• Blake W. Nordstrom:	22 years
• Peter E. Nordstrom:	19 years
• Erik B. Nordstrom:	19 years
• Michael G. Koppel	6 years
• James R. O’Neal	23 years

Savings Plans	The Company offers a 401(k) Plan & Profit Sharing to all eligible employees, including the Named Executive Officers.

• Enrolled employees may defer up to 50% (15% for highly compensated employees as defined in Section 441(q)(l) of the Internal Revenue Code) of their before-tax pay into the 401(k) portion of the Plan. The Company matches 100% of the employee contributions up to 4% of eligible pay. Employees direct contributions under the Plan to any of 12 investment alternatives including the Company’s Common Stock.

• Based on a predetermined formula, the Board of Directors approves annually an amount to be contributed by the Company to the profit sharing portion of the Plan. The amount allocated to the accounts of individual employees is based on years of service and annual pay.

The Company also offers a Deferred Compensation Plan that provides eligible employees, including the Named Executive Officers, with the option to defer future base salary, annual cash bonus and earned performance share units. Employees direct contributions under this Plan to any of 15 deemed investment alternatives. The investment alternatives do not include the Company’s Common Stock.

Equity Compensation Plans	The following table provides information as of January 31, 2004 about the Company’s Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board of Directors under all of the Company’s existing equity compensation plans.

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance
	Issued Upon Exercise of	Weighted-Average Exercise	Under Equity Compensation
	Outstanding Options and	Price of Outstanding Options	Plans (excluding securities
Plan Category	Other Rights	and Other Rights	reflected in (b))

Equity compensation plans approved by the Company’s shareholders (a)	11,968,657 (b)	$24	6,119,377

Equity compensation plans not approved by the Company’s shareholders	–	–	–

Total	11,968,657	$24	6,119,377

(a)	These plans consist of the Company’s 1987 Stock Option Plan, the 1997 Stock Option Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	This number includes 284,805 performance share units. Employees do not pay a monetary consideration upon the exercise of these performance share units. The units have been included in the table with a $0 exercise price.

Stock Price Performance

The following graph compares for each of the last five fiscal years, ending January 31, 2004, the cumulative total return of Nordstrom, Inc. Common Stock, Standard & Poor’s 500 Index and Standard & Poor’s Retail Index. The Retail Index is comprised of 35 retail companies, including the Company, representing a sector of the Standard & Poor’s 500 Index. The cumulative total return of Nordstrom, Inc. Common Stock assumes $100 invested on January 31, 1999 in Nordstrom, Inc. Common Stock and assumes reinvestment of dividends.

Certain Relationships And Related Transactions

For the period February 1, 2003 through August 31, 2003, the Company and JBW Aircraft Leasing Company, Inc. (“JBW”), of which John N. Nordstrom, Director, Bruce A. Nordstrom, Chairman, and D. Wayne Gittinger, Director, are the sole shareholders, operated under Interchange Agreements pursuant to which the Company made aircraft available for occasional use by JBW in exchange for the Company’s use of JBW’s airplane. During that time period, the Company’s use of JBW’s aircraft was substantial and JBW’s use of the Company’s aircraft was minimal to the end that the Interchange Agreements were terminated effective September 1, 2003, and the Company paid JBW a net amount of $162,787 representing the excess use of JBW’s aircraft by the Company for that time period. The rate of payment for the excess use ($2,700 per hour) was based on an evaluation of the alternatives available to the Company for chartering this type of aircraft from third-party charter services. These payments were fair and reasonable and as favorable to the Company as those which could have been obtained from such third-party services.

Following termination of the Interchange Agreements and for the period September 1, 2003 through the fiscal year ending January 31, 2004, JBW and the Company entered into a Dry Lease pursuant to which JBW leased its aircraft to the Company at a lease rate of $2,700 per hour. Pursuant thereto, the Company used JBW’s aircraft a total of 116 hours and in consideration thereof, paid JBW $318,132 pursuant to that lease. The Company also entered into Dry Leases with JBW on the Company’s aircraft ($2,700 per hour for the Company’s Challenger and $1,400 per hour for the Company’s Lear), pursuant to which JBW paid the Company during said period the sum of $18,200 for 13 hours use. The rate of these payments was based on a survey of available lease/ charter rates from third parties. The Company believes these arrangements were favorable to the Company, inasmuch as its use of JBW’s aircraft involved no capital investment by the Company.

For the fiscal year ended January 31, 2004, JBW paid the Company $193,923 for maintenance services, pilot services, management fees and hangar rent. These payments exceeded the cost to the Company of providing those services and were based on a survey of similar services and rates therefor available from independent third parties. In the Company’s opinion, the charges were fair and beneficial to the Company in that the Company was able to employ an additional full-time mechanic and the Company had access to an additional aircraft for business use, when needed.

During the fiscal year ended January 31, 2004, JW Limited, of which John N. Nordstrom, Director, and D. Wayne Gittinger, Director, are the sole shareholders, paid the Company $33,380 for maintenance services, management fees and hangar rent. In addition, John N. Nordstrom paid the Company $19,097 for maintenance services, management fees and hangar rent for his personal aircraft. These payments equaled or exceeded the cost to the Company of providing those services and the rates therefor were based upon a survey of the cost and rates for services from independent third parties.

Marisa A. Arbanas, the stepdaughter of Jammie Baugh, an Executive Vice President of the Company, was employed in the Company’s product development group during the fiscal year ended January 31, 2004 at a base salary and cash bonus totaling $84,598.

Sharolyn D. Mays, the sister-in-law of Laurie M. Black, an Executive Vice President of the Company, was employed by the Company as a women’s specialized buyer during the fiscal year ended January 31, 2004 at a base salary and cash bonus totaling $102,902.

Tanya L. Toschi, the sister of Linda Finn, an Executive Vice President of the Company, was employed by the Company as a media planning manager during the fiscal year ended January 31, 2004 at a base salary and cash bonus totaling $98,153.

Tonja M. Kuntz, the wife of Llynn (Len) Kuntz, an Executive Vice President of the Company, was employed by the Company as a corporate merchandise manager during the fiscal year ended January 31, 2004 at a base salary and cash bonus totaling $357,052.

James F. Nordstrom, Jr., the nephew of John N. Nordstrom, a Director, was employed by the Company as a corporate merchandise manager during the fiscal year ended January 31, 2004 at a base salary and cash bonus totaling $204,353.

Lisa S. O’Neal, the wife of James R. O’Neal, an Executive Vice President of the Company, was employed by the Company as a corporate merchandise manager during the fiscal year ended January 31, 2004 at a base salary and cash bonus totaling $250,342.

John W. Stinson, the brother of Joel T. Stinson, an Executive Vice President of the Company who retired in March 2003, was employed by the Company in the facilities group during the fiscal year ended January 31, 2004 at a base salary and cash bonus totaling $168,949.

By order of the Board of Directors,

David L. Mackie
Vice President and Corporate Secretary

APPENDIX A

NORDSTROM, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

(as amended December 31, 2003)

PURPOSE AND SCOPE

The primary function of the Audit Committee of the Board of Directors (the “Committee”) is to assist the Board in fulfilling its oversight responsibilities by reviewing and appraising:

1.1.1	The accounting, auditing and financial reporting processes of the Company;
1.1.2	The management of business and financial risk and the internal controls environment;
1.1.3	The Company’s compliance with legal and regulatory requirements;
1.1.4	The effectiveness and efficiency of operations;
1.1.5	The integrity of the Company’s financial statements;
1.1.6	Reports resulting from the performance of audits by the independent auditor and the internal auditor;
1.1.7	The qualifications, independence and performance of the Company’s independent auditors; and
1.1.8	The performance of the Company’s internal audit function.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Audit Committee shall annually review the Audit Committee’s own performance.

AUTHORITY

In fulfilling its responsibilities, the Committee shall:

1.1.1	Have authority to conduct or authorize investigations into any relevant matters;
1.1.2	Have authority to access Company records and information;
1.1.3	Have sole authority to engage, evaluate and terminate the Company’s independent auditors (subject to shareholder ratification);
1.1.4	Have direct access to the independent auditor as well as anyone within the Company, and the independent auditor shall report directly to the Committee;
1.1.5	Be directly responsible for the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting;
1.1.6	Have sole authority to pre-approve all auditing services and permitted non-audit services to be performed by the Company’s independent auditors;
1.1.7	Have authority to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.
1.1.8	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters; and
1.1.9	Have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors or experts at the Company’s expense.

COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

1.1.1	Member Requirements. Audit Committee members shall meet the requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) as follows:
• Number of Directors. The Committee shall consist of at least three independent directors.
• Independent Directors Only. As defined by the NYSE and the SEC.
• Finance/ Accounting Qualifications. All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, including at least one member with accounting or related financial management expertise.
• “Audit Committee Financial Expert.” The Board shall take all reasonable steps to assure that the Committee will have at least one member that qualifies as an “audit committee financial expert”, as defined by the SEC, for disclosure in the Company’s annual report on Form 10-K.
• Simultaneous Service. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must make a determination that the simultaneous service does not impair the effectiveness of that member.
1.1.2	Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board based on the recommendation of the Corporate Governance and Nominating Committee and members’ independence shall be confirmed by the Board during the appointment process.
1.1.3	Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.
1.1.4	Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company’s independent auditors, or others be present at Committee meetings.
1.1.5	Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.
1.1.6	Private Communications. At the Committee meetings, there shall be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors in separate executive sessions.
1.1.7	Complaint Procedures. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submissions by Company employees about any questionable accounting or auditing practices.
1.1.8	Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.
1.1.9	Audit Committee Charter Update and Disclosure. The Committee shall, at least annually, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.
• Proxy Statement Disclosure - The Charter shall be published in the Company’s proxy statement at least once every three years in accordance with Securities and Exchange Commission regulations.
1.1.10	Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members’ independence, and the Committee reevaluated its Charter within the last year.

1.1.11	Independent Auditor Appointment. The independent auditor is ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, including the approval of any significant non-audit relationship with the independent auditor and resolution of disagreements between management and the independent auditor regarding financial reporting. The appointment by the Audit Committee shall be subject to shareholder ratification.
1.1.12	Independent Auditor Independence. The Committee shall require from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 and at least annually, obtain and review a report describing their internal quality control procedures, any material issues raised by recent internal quality control, peer or governmental reviews of the firm, any inquiry or investigation by governmental or professional authorities within the last five years respecting independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.
The Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for the concurring review of the audit as required by law. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
The Committee shall also recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.
1.1.13	Appointment of Divisional Vice President (DVP) of Internal Audit. The Committee shall review and approve the appointment, replacement or dismissal of the DVP of Internal Audit.
1.1.14	Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of:
• Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
• Compensation to any advisers employed by the Committee; and
• Ordinary administrative expenses of the Committee.

CORPORATE ACCOUNTING AND FINANCIAL REPORTING

1.1.1	Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, and other significant matters of judgment.
1.1.2	Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

1.1.3	Quarterly Financial Statements and Independent Auditor’s Review. The Committee will review and discuss with financial management and the independent auditors the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of Form 10-Q. The Committee Chairperson will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants, Statement on Auditing Standards Number 61 (AICPA SAS 61). The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
1.1.4	Annual Financial Statements and Independent Auditor’s Audit Results. Prior to filing form 10-K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Committee will discuss with the independent auditors those matters required to be communicated to audit committees in accordance with AICPA SAS 61. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
• Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company’s audited financial statements in the annual report on Form 10-K.
1.1.5	Earnings Press Releases and Financial Guidance. The Committee will discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
1.1.6	Proxy Disclosure - Annual Audit Committee Report to Shareholders. The Committee will annually prepare a report for inclusion in the proxy statement.

RISK ASSESSMENT, INTERNAL CONTROLS AND LEGAL MATTERS

1.1.1	Independent Auditor’s Plan and Fees. The Committee will review with the independent auditors their risk assessment, scope and approach, and related fees, for the annual audit. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.
1.1.2	Internal Audit. The Committee will review, with internal audit, the process used to assess risks, and develop appropriate annual plans. The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.
1.1.3	Significant Control Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant control weaknesses, audit problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review shall include management’s timetable and corrective action plans.
1.1.4	Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

Nordstrom, Inc.

2004 Equity Incentive Plan

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Nordstrom, Inc.
2004 Equity Incentive Plan

     ARTICLE 1. INTRODUCTION

     The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by (a) encouraging Employees and Non-Employee Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Non-Employee Directors with exceptional qualifications and (c) linking Employees and Non-Employee Directors directly to shareholder interests through stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options (ISOs) or nonqualified stock options (NSOs)), stock appreciation rights (SARs), Unrestricted Shares, Restricted Shares, Share Units or Performance Units.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except their choice-of-law provisions).

     ARTICLE 2. ADMINISTRATION

     2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.

     2.2 Committee Responsibilities. The Committee shall (a) select the Employees and Non-Employee Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

     2.3 Committee for Non-Officer/Director Grants. The Board may also appoint a secondary committee of the Board or a senior executive officer to administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. That committee or senior executive officer may grant Awards under the Plan to such Employees and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee or senior executive officer, as the case may be.

     ARTICLE 3. SHARES AVAILABLE FOR GRANTS

     3.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Options, SARs, Unrestricted Shares, Restricted Shares or Share Units awarded under the Plan shall not exceed (a) 6,185,476 plus (b) the additional shares of Common Stock described in Section 3.3 plus (c) the 2,814,524 shares of Common Stock that, as of March 17, 2004, were available for issuance under the Company’s

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1997 Stock Option Plan (the “Prior Plan”) or that thereafter become available for issuance under the Prior Plan in accordance with its terms as in effect on such date. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.

     3.2 Share Sub-limitations. The aggregate number of Unrestricted Shares awarded under the Plan shall not exceed 1,000,000.

     3.3 Additional Shares. If Restricted Shares are forfeited, then such Restricted Shares shall again become available for Awards under the Plan. If Options, SARs or Share Units are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Awards under the Plan. If Share Units or Performance Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Share Units or Performance Units shall reduce the number available under Sections 3.1 and 3.2 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Sections 3.1 and 3.2 and the balance shall again become available for Awards under the Plan. If dividend equivalents are granted, then only the number of shares of Common Stock (if any) actually issued with respect to such rights shall reduce the number available under Sections 3.1 and 3.2. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan shall be available for subsequent Awards under the Plan. The foregoing notwithstanding, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares, Unrestricted Shares or other shares of Common Stock are forfeited.

     ARTICLE 4. ELIGIBILITY

     4.1 Grants. Employees and Non-Employee Directors shall be eligible for the grant of NSOs, SARs, Unrestricted Shares, Restricted Shares, Share Units or Performance Units.

     4.2 Incentive Stock Options. Only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

     ARTICLE 5. OPTIONS

     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an NSO or an ISO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

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     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option, which shall be subject to adjustment in accordance with Article 11. Options granted to any Employee in a single fiscal year of the Company shall not cover more than 250,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

     5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

     5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the shares of Common Stock subject to such Option in the event that a Change in Control occurs with respect to the Company. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 11.1.

     5.6 Modification or Assumption of Options/No Repricing. Within the limitations of the Plan, the Committee may modify Options, or assume outstanding options granted by another issuer, provided that no Option shall be repriced. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     ARTICLE 6. PAYMENT FOR OPTION SHARES

     6.1 General Rule. The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:

          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

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     6.2 Stock Swap. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. If originally received pursuant to any Company benefit plan, shares of Common Stock swapped in payment of the Exercise Price must have been held by the Optionee for at least six months.

     6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

     7.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 250,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

     7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

     7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.

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     7.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all shares of Common Stock subject to such SAR in the event that the Company is subject to a Change in Control. In addition, acceleration of exercisability may be required under Section 11.1.

     7.6 Exercise of SARs. Upon exercise of an SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.

     7.7 Modification or Assumption of SARs/No Repricing. Within the limitations of the Plan, the Committee may modify SARs, or assume outstanding stock appreciation rights granted by another issuer, provided that no SAR shall be repriced. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

     ARTICLE 8. UNRESTRICTED SHARES

     8.1 Unrestricted Stock. The Committee may grant up to 1,000,000 shares of Common Stock that have no restrictions. Such Unrestricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. In no event shall the number of Unrestricted Shares that are granted to any Participant in a single fiscal year exceed 50,000, subject to adjustment in accordance with Article 11.

     8.2 Payment for Awards. Unrestricted Shares may be awarded under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

     ARTICLE 9. RESTRICTED SHARES

     9.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     9.2 Payment for Awards. Restricted Shares may be awarded under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

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     9.3 Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. If the only restriction on an Award of Restricted Shares is vesting based on the lapse of time, the minimum period for full vesting shall be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria: (a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to the S&P Retail Store Composite or other comparator group, (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company’s Common Stock, (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall identify such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 250,000, subject to adjustment in accordance with Article 11.

If the participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Restricted Shares may be earned (a “Performance Cycle”) for any reason other than retirement, disability, or death, the participant shall forfeit all rights with respect to any Restricted Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a participant’s employment is terminated before the end of a Performance Cycle by reason of retirement, disability, or death, the participant shall be entitled to a prorated payment with respect to any shares of Restricted Stock that were being earned during the Performance Cycle. Alternatively, a Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

     9.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the voting, dividend and other rights as set forth in their Restricted Stock

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Agreement, and may have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

     ARTICLE 10. UNITS

     10.1 Share and Performance Units. Units may either be Share Units or Performance Units. Share Units are designated in shares of Common Stock and Performance Units are designated in a dollar amount of cash.

     10.2 Agreement. Each grant of Units under the Plan shall be evidenced by an Agreement between the recipient and the Company. Such Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Share Unit or Performance Unit Agreements entered into under the Plan need not be identical. Units may be granted in consideration of a reduction in the recipient’s other compensation.

     10.3 Payment for Awards. To the extent that an Award is granted in the form of Share Units or Performance Units no cash consideration shall be required of the Award recipients.

     10.4 Vesting Conditions. Each Award of Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Unit Agreement. If the only restriction on an Award of Units is vesting based on the lapse of time, the minimum period for full vesting shall be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria: (a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to the S&P Retail Store Composite or other comparator group, (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company’s Common Stock, (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or (e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall determine such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

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In no event shall the number of Share Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 250,000, subject to adjustment in accordance with Article 11. In no event shall the dollar value of Performance Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed $1,000,000.

If the participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Units may be earned (a “Performance Cycle”) for any reason other than retirement, disability, or death, the participant shall forfeit all rights with respect to any Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a participant’s employment is terminated before the end of a Performance Cycle by reason of retirement, disability, or death, the participant shall be entitled to a prorated payment with respect to any Units that were being earned during the Performance Cycle. Alternatively, a Share Unit or Performance Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Units or thereafter, that all or part of such Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 11.1.

     10.5 Voting and Dividend Rights. The holders of Units shall have no voting rights. Prior to settlement or forfeiture, any Share Unit awarded under the Plan may, at the Committee’s discretion as evidenced in the Unit Agreement, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Share Unit is outstanding. Dividend equivalents may be converted into additional Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Share Units to which they attach.

     10.6 Form and Time of Settlement of Units. Settlement of vested Units may be made in the form of (a) cash, (b) shares of Common Stock (Unrestricted Shares or Restricted Shares) or (c) any combination of both, as determined by the Committee. Methods of converting Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 11.

     10.7 Creditors’ Rights. A holder of Units shall have no rights other than those of a general creditor of the Company. Units represent an unfunded and unsecured obligation of the

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Company, subject to the terms and conditions of the applicable Share Unit or Performance Unit Agreement.

     ARTICLE 11. PROTECTION AGAINST DILUTION

     11.1 Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a share dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of shares of Common Stock (whether in the form of securities or property); any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of shares of Common Stock; or a sale of all or substantially all the assets of the Company as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

          (a) proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (E) the performance standards appropriate to any or all outstanding Awards, or

          (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding shares of Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award or provided in another applicable agreement with the Participant. With respect to any ISO, in the discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an ISO.

     11.2 Dissolution or Liquidation. To the extent not previously exercised, settled or assumed, Options, SARs, Share Units and Performance Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     ARTICLE 12. AWARDS UNDER OTHER PLANS

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan.

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     ARTICLE 13. LIMITATION ON RIGHTS

     13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Non-Employee Director. The Company and its Subsidiaries reserve the right to terminate the Service of any Employee or Non-Employee Director at any time, with or without cause, subject to applicable laws, the Company’s Restated Articles of Incorporation and Bylaws and a written employment agreement (if any).

     13.2 Shareholders’ Rights. Unless otherwise provided in this Plan or in any Award, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock related to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     ARTICLE 14. WITHHOLDING TAXES

     14.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

     14.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

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     ARTICLE 15. FUTURE OF THE PLAN

     15.1 Term of the Plan. The Plan, as set forth herein, became effective, subject to approval by the Company’s shareholders, on February 26, 2004, the date the Board adopted the Plan and shall remain in effect for a period of 10 years unless earlier terminated under Section 15.2.

     15.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

     ARTICLE 16. DEFINITIONS

     16.1 “Award” means any award of an Option, an SAR, an Unrestricted Share, a Restricted Share, a Share Unit or a Performance Unit under the Plan, including dividend equivalent rights at the discretion of the Committee.

     16.2 “Board” means the Company’s Board of Directors, as constituted from time to time.

     16.3 “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Subsidiary employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

     16.4 “Change in Control” means:

          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

          (b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

          (c) A change in the composition of the Board (other than due to the retirement of directors upon reaching the Board’s mandatory retirement age), as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the

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Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 25% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

     16.5 “Code” means the Internal Revenue Code of 1986, as amended.

     16.6 “Committee” means the Compensation Committee of the Company’s Board.

     16.7 “Company” means Nordstrom, Inc., a Washington corporation.

     16.8 “Employee” means a common-law employee of the Company or a Subsidiary.

     16.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     16.10 “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

     16.11 “Fair Market Value” means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing price on the date of the Award as reported by the New York Stock Exchange, or the primary exchange or quotation system on which the Common Stock is then trading. Such determination shall be conclusive and binding on all persons.

     16.12 “ISO” means an incentive stock option described in Section 422(b) of the Code.

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     16.13 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

     16.14 “Non-Employee Director” means a member of the Company’s Board or the Board of Directors of a Subsidiary who is not an Employee. Service as a Non-Employee Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     16.15 “Option” means an NSO or an ISO granted under the Plan and entitling the holder to purchase shares of Common Stock.

     16.16 “Optionee” means an individual or estate who holds an Option.

     16.17 “Participant” means an individual or estate who holds an Award.

     16.18 “Performance Unit” means a bookkeeping entry representing the equivalent of one U.S. Dollar, as awarded under the Plan.

     16.19 “Performance Unit Agreement” means the agreement between the Company and the recipient of a Performance Unit that contains the terms, conditions and restrictions pertaining to such Performance Unit.

     16.20 “Plan” means this Nordstrom, Inc. 2004 Equity Incentive Plan, as amended from time to time.

     16.21 “Restricted Share” means a share of Common Stock awarded under the Plan, with such restrictions as set forth in the applicable Restricted Stock Agreement.

     16.22 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

     16.23 “SAR” means a stock appreciation right granted under the Plan.

     16.24 “SAR Agreement” means the agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to his or her SAR.

     16.25 “Service” means service as an Employee or Non-Employee Director.

     16.26 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     16.27 “Share Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

     16.28 “Share Unit Agreement” means the agreement between the Company and the recipient of a Share Unit that contains the terms, conditions and restrictions pertaining to such Share Unit.

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     16.29 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     16.30 “Unit” means either a Share Unit or Performance Unit.

     16.31 “Unrestricted Share” means a share of Common Stock awarded under the Plan.

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NORDSTROM, INC.
EXECUTIVE MANAGEMENT GROUP BONUS PLAN

ARTICLE I

Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing incentives to a select group of the Company’s leadership employees for positively influencing the Company’s business results. The mechanism for providing incentives under this Plan is Performance Bonus Awards; the select group of employees eligible for these awards are those Company leaders in the Company’s Executive Management Group. The Performance Bonus Awards are designed to motivate the Executive Management Group to attain the performance goals approved by the Compensation Committee while preserving for the benefit of the Company the federal income tax deduction for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

ARTICLE II

Definitions

     2.1 “Base Salary” means, in relation to a Performance Period, the Participant’s base salary established for the Performance Period, as reflected in the payroll records of the Company and its subsidiaries.

     2.2 “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company. For purposes of administration of the Plan, the Compensation Committee will consist solely of two or more outside directors. A director is an outside director if he or she:

          (a) is not a current employee of the Company (or related entities);

          (b) is not a former employee of the Company (or related entities) who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan);

          (c) was not an officer of the Company (or related entities) at any time; and

          (d) is not currently receiving compensation for personal services in any capacity (e.g., for services as a consultant) other than as a director.

     2.3 “Just Cause” means any of the following, as determined by the Compensation Committee in the exercise of its discretion:

          (a) the Participant’s breach of a duty to the Company in the course of his or her employment involving fraud, dishonesty, or disloyalty;

          (b) conduct by the Participant that is detrimental, monetarily or otherwise, to the Company or any of its subsidiaries, or reflects unfavorably on the Company or any of its subsidiaries or on the Participant;

          (c) the Participant’s failure to comply with or to enforce the Company’s or any of its subsidiaries’ employment policies;

          (d) the Participant’s repeated insubordination;

          (e) the Participant’s failure to devote his or her full working time and best efforts to performance of his or her duties to the Company or its subsidiaries; or

          (f) the Participant’s conviction of, or entry into a plea agreement or similar arrangement with respect to, a felony, other serious criminal offense, or violation of state or federal securities laws.

     2.4 “Maximum Award Level” means the percentage of a Participant’s Base Salary that may be awarded to the Participant upon attainment of the Performance Goals specified for the Maximum Level of Performance for a Performance Period.

     2.5 “Maximum Level of Performance” means the level of performance with respect to a Performance Goal, attainment of which will result in the Participant achieving the Maximum Award Level.

     2.6 “Participant” means a member of the Executive Management Group who is designated by the Compensation Committee to participate in the Plan for a Performance Period.

     2.7 “Performance Bonus Award” means an incentive compensation award under the Plan.

     2.8 “Performance Goal” means an objective goal established by the Compensation Committee for a Performance Period against which a Participant’s actual performance will be measured.

     2.9 “Performance Period” means the fiscal year of the Company, which is the period of twelve consecutive months beginning each February, or a shorter period within the fiscal year of the Company that the Compensation Committee may prescribe for a Participant or group of Participants.

     2.10 “Plan” means the Nordstrom, Inc. Executive Performance Bonus Plan.

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     2.11 “Target Award Level” means the percentage of a Participant’s Base Salary that may be awarded to a Participant upon attainment of the Performance Goals specified for the Target Level of Performance for a Performance Period.

     2.12 “Target Level of Performance” means the level of performance with respect to a Performance Goal, attainment of which will result in the Participant achieving the Target Award Level.

     2.13 “Threshold Award Level” means the percentage of a Participant’s Base Salary that may be awarded to a Participant upon attainment of the Performance Goals specified for the Threshold Level of Performance for a Performance Period.

     2.14 “Threshold Level of Performance” means the level of performance with respect to a Performance Goal, attainment of which will result in the Participant achieving the Threshold Award Level.

ARTICLE III

Eligibility

     3.1 Eligible Employees. Eligibility for the Plan is limited to members of the Company’s Executive Management Group. The Compensation Committee may further limit eligibility for this Plan.

     3.2 Employment Requirement. Except as otherwise provided by the Compensation Committee, Participants are required to be employed by the Company on the last day of the Performance Period in order to remain eligible for a Performance Bonus Award. The Compensation Committee has the sole and exclusive discretion for determining whether and when, and in what amounts, Participants will remain eligible for the payment of their Performance Bonus Award in the event, for example, of such employee’s retirement, death, or disability. In addition, a Participant whose employment is terminated for Just Cause before payment of a Performance Bonus Award shall forfeit any Performance Bonus Award that otherwise would have been payable.

ARTICLE IV

Performance Bonus Goals and Awards

     4.1 Establishment of Performance Goals. The Compensation Committee will establish the Performance Goals within 90 days after the start of the designated Performance Period (or, if the Performance Period is less than 12 months, the number of days that is equal to 25 percent of the designated Performance Period). The Performance Goals will be objectively measurable and will be based upon the achievement of a specified percentage or quantitative level in on one or more of the following criteria:

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          (a) the Company’s shareholder return as compared to the S&P Retail Store Composite or other comparator group;

          (b) the trading price of the Company’s common stock;

          (c) the results of operations, such as sales, earnings, cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity, return on capital employed, or return on assets);

          (d) other financial results, such as profit margins, expense reduction or asset management goals; or

          (e) the internal or external market share of a product or line of products.

The Performance Goals may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular Participant, department, business unit, subsidiary, or other segment to which a particular Participant is assigned. The Compensation Committee may establish different Performance Goals for individual Participants or groups of Participants. Each Performance Goal will be weighted to reflect its relative significance to the Company for the Performance Period.

     4.2 Establishment of Performance Bonus Awards. Within the first 90 days of the designated Performance Period (or if the Performance Period is less than 12 months, the number of days that is equal to 25 percent of the Performance Period), the Compensation Committee will establish for each Participant (1) the Threshold Award Level, Target Award Level, and Maximum Award Level; and (2) the Threshold Level of Performance, Target Level of Performance, and Maximum Level of Performance for each Performance Goal.

     4.3 Evaluation of Performance. After the end of each Performance Period, the Compensation Committee will evaluate the performance of each Participant by comparing each Participant’s actual performance to the Threshold Level of Performance, Target Level of Performance, and Maximum Level of Performance. The Compensation Committee will certify in writing the degree of achievement of each Performance Goal by each Participant. Approved minutes of the Compensation Committee meeting in which the certification is made will be treated as adequate written certification.

     4.4 Calculation of Performance Bonus Award. After the end of each Performance Period, the Compensation Committee will approve the amount of a Participant’s Performance Bonus Award for the Performance Period, applying the actual performance certified under Section 4.3 to the Performance Bonus Awards established under Section 4.2. The Compensation Committee may, in its absolute discretion, reduce or eliminate (but may not increase) the Performance Bonus Award based upon factors that the Compensation Committee deems relevant. A Participant has no legal entitlement or expectation to receive a Performance Bonus Award unless and until the Compensation Committee has certified the Performance Bonus Award.

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     4.5 Absolute Limit on Amount of Award. Notwithstanding any other provision of the Plan, the maximum Performance Bonus Award payable to any Participant for a Performance Period that is a full fiscal year will be $3,000,000. For Performance Periods of less than 12 months, the maximum Performance Bonus Award payable for the shorter Performance Period shall be proportionately reduced.

ARTICLE V

Form and Timing of Payment

     5.1 Normal Form. The normal form of payment of Performance Bonus Awards will be cash, paid as soon as practicable following the Compensation Committee’s certification of the Performance Bonus Awards. All Performance Bonus Award payments are subject to federal, state, and local laws regarding taxes and other deductions in effect on the date of payment.

     5.2 Election to Receive Company Stock. The Committee has the sole and exclusive discretion to determine whether and when the Company may either (a) pay, or (b) allow a Participant to elect to receive, all or a portion of the Performance Bonus Award in the form of long-term incentive awards based on the Common Stock of the Company (“Incentive Awards”). The number of shares of Incentive Awards to be received by the participant shall be based on the fair market value of the Common Stock as of the last day of the applicable Performance Period. Incentive Awards (including shares of Common Stock) will be issued under the 2004 Equity Incentive Plan (“Incentive Plan”), subject to shareholder approval of the Incentive Plan.

ARTICLE VI

Administrative Provisions

     6.1 Authority of Compensation Committee. Subject to 6.2, the Compensation Committee has the right and authority, in its sole and absolute discretion, to:

          (a) adopt, amend, or rescind administrative and interpretive rules, policies, and procedures relating to the Plan;

          (b) construe and interpret the terms of the Plan;

          (c) make all other determinations necessary or advisable for administering the Plan;

          (d) exercise the powers conferred on the Compensation Committee under the Plan;

          (e) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems appropriate to effectuate the purpose of the Plan; and

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          (f) amend, modify, suspend, or terminate the Plan at any time.

     6.2 Limits on Authority. The Compensation Committee has no discretionary authority to increase the amount of a Performance Bonus Award or to accelerate the payment of a Performance Bonus Award under this Plan. In addition, the scope of the Compensation Committee’s amendment authority under 6.1(f) shall be limited to those amendments which can adopted without shareholder approval under applicable laws, regulations or rules (such as the then-current rules of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”), or as required by Code Section 162(m)); provided, however, that any such amendment that is later ratified by the Company’s shareholders shall be retroactively effective to the extent allowed by such rules.

ARTICLE VII

Limitation of Rights

     7.1 Not Employment Contract. Nothing in the Plan, including an employee’s eligibility to participate in the Plan, will confer on such employee the right to continued employment with the Company or any subsidiary thereof or any limitation on the right of the Company or any subsidiary to terminate the employment of any employee. The loss of any existing or potential value of Performance Bonus Awards will not constitute an element of damages, or otherwise be recoverable, in any cause of action related to the termination of a Participant’s employment, regardless of the reason for such termination.

     7.2 Assignment and Alienation. No Participant shall have the right to alienate, assign, sell, transfer, pledge, or encumber his or her actual or anticipated right to receive a Performance Bonus Award under the Plan.

     7.3 Unfunded Plan. The Plan constitutes an unfunded, unsecured commitment of the Company. No Participant shall have any lien on any assets of the Company or any subsidiary thereof by reason of any actual or anticipated right to receive a Performance Bonus Award.

     7.4 Indemnification. No member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Performance Bonus Awards paid under the Plan. The Company will indemnify, defend, and reimburse members of the Compensation Committee in relation to any claim, loss, damage, or expenses (including attorney fees and costs) arising from the Compensation Committee’s good faith performance of duties under the Plan to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance policy or indemnification agreement. The Company reserves the right to select counsel to defend any litigation covered by this Section 7.4.

     7.5 Future of the Plan. The adoption, modification, or amendment of the Plan does not imply or impose an obligation on the Company to continue or adopt the same plan, or any modification of the Plan, or any other incentive compensation plan, for any future period.

     7.6 Governing Law. The laws of the state of Washington shall govern the Plan.

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     7.7 Successors. The Plan shall be binding on any successors of the Company.

     7.8 Effective Date. The Plan has been adopted by the Compensation Committee as of February 1, 2004. The effective date of the Plan is February 1, 2004, provided that it is approved by the holders of a majority of the shares of Company common stock present, or represented, and entitled to vote at the next annual meeting of shareholders of the Company held subsequent to February 1, 2004. If the Plan is not approved as described in this Section 7.8, the Plan shall immediately terminate and all actions taken under the Plan shall be null and void.

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NORDSTROM, INC. C/O CORPORATE SECRETARY 1700 SEVENTH AVENUE - 7TH FLOOR SEATTLE, WA 98101	VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 24, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 24, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Nordstrom, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please allow sufficient time for the postal service to deliver your voted proxy card to ADP by May 24, 2004.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:		NORDS1			KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NORDSTROM, INC.

The Board of Directors recommends a vote FOR all nominees
Vote On Directors		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
PROPOSAL 1. ELECTION OF DIRECTORS

Nominees: 01) D.W. Gittinger 02) E. Hernandez, Jr. 03) J.P. Jackson 04) B.A. Nordstrom	05) J.N. Nordstrom 06) A.E. Osborne, Jr., Ph.D. 07) W.D. Ruckelshaus 08) A.A. Winter

Vote On Proposals
						For	Against	Abstain
The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

PROPOSAL 2. APPROVAL OF THE NORDSTROM, INC. 2004 EQUITY INCENTIVE PLAN						☐	☐	☐

PROPOSAL 3. APPROVAL OF THE NORDSTROM, INC. EXECUTIVE MANAGEMENT GROUP BONUS PLAN						☐	☐	☐

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF AUDITORS						☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. The Board of Directors at present knows of no other matters to be brought before the meeting.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)			Date

Nordstrom
introduces

Electronic Delivery of Proxy Materials

ELECTRONIC MAILINGS WILL LOWER THE COMPANY’S COSTS AND HOPEFULLY WILL BE MORE CONVENIENT FOR YOU.

Nordstrom is pleased to offer our Registered Shareholders the convenience of viewing Proxy Statements, Annual Reports to Shareholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise.

To participate, please follow the easy directions on the right. You will receive notification by e-mail when the materials are available for review.	It’s Easy — Please Follow These 5 Steps:

1.   Log onto the Internet at www.nordstrom.com

2.   Go to Investor Relations, then Proxy E-Delivery

3.   Enter your Social Security or Tax I.D. Number

4.   Enter your e-mail address

5.   Enter a PIN number of your choice

www.nordstrom.com
Investor Relations/Proxy E-Delivery

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORDSTROM, INC.

1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1742

By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and David L. Mackie, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 25, 2004, at 11:00 a.m., Pacific Daylight Time, in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742, and any adjournment thereof, with all power the Shareholder would possess if personally present. This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1, 2, 3 and 4, and will be voted in accordance with the discretion of the proxies upon all other matters that may come before the meeting and any adjournment thereof.

Notwithstanding the above, if there are shares allocated to the Shareholder’s account in the Nordstrom Profit Sharing and 401(k) Plan (the “Plan”), the undersigned hereby confidentially directs the Plan’s Trustee (Putnam Fiduciary Trust Company) to vote all shares as indicated on the reverse side of this card. If this Proxy is signed and returned without specific instructions for voting, the shares will be voted by the Plan’s Trustee as provided in the paragraph above. If the Shareholder does not vote the shares held by the Plan (by returning this Proxy), they will be voted in the discretion of the Plan’s fiduciary, as provided by the Plan.

PLEASE SEE REVERSE SIDE